Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Ciena Corporation Period ended January 30, 2021 March 4, 2021 Earnings Presentation

2Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Forward-looking statements and non-GAAP measures Information in this presentation and related comments of presenters contain a number of forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include Ciena’s prospective financial results, return of capital plans, business strategies, expectations about its addressable markets and market share, and business outlook for future periods, as well as statements regarding Ciena’s expectations, beliefs, intentions or strategies regarding the future. Often, these can be identified by forward-looking words such as “target” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “plan,” “predict,” “potential,” “project, “continue,” and “would” or similar words. Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute successfully our business and growth strategies; the duration and severity of the COVID-19 pandemic and its impact on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity and financial results; changes in network spending or network strategy by our customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; factors beyond our control such as natural disasters, acts of war or terrorism, and public health emergencies, including the COVID-19 pandemic; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including Ciena’s Annual Report on Form 10-K filed with the SEC on December 18, 2020 and Ciena’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2021 to be filed with the SEC. All information, statements, and projections in this presentation and the related earnings call speak only as of the date of this presentation and related earnings call. Ciena assumes no obligation to update any forward-looking or other information included in this presentation or related earnings calls, whether as a result of new information, future events or otherwise. In addition, this presentation includes historical, and may include prospective, non-GAAP measures of Ciena’s gross margin, operating expense, operating profit, EBITDA, net income, and net income per share. These measures are not intended to be a substitute for financial information presented in accordance with GAAP. A reconciliation of non- GAAP measures used in this presentation to Ciena’s GAAP results for the relevant period can be found in the Appendix to this presentation. Additional information can also be found in our press release filed this morning and in our reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission.

COVID-19 response

Safety and community

- Prioritizing health of employees and following CDC guidance for employers
- The vast majority of our employees working remotely
- Instituted pandemic employee benefits
- Enhanced our corporate charitable matching program for employee donations and volunteering

Result: Our employees have excelled through their continued focus, strength and kindness

Business continuity

- Supply chain design and business continuity planning has enabled us to continue to support customers and minimize disruption
- Significant IT investment in digital platforms and virtual collaboration tools has enabled a seamless transition to remote working

Result: We are well positioned to manage through the current set of challenges presented by COVID-19

Financial strength

- We have a strong balance sheet and have demonstrated solid cash flow generation over time
- In light of our confidence around cash generation, we reinstated our share repurchase plan starting in the first quarter of 2021

Result: Our financial strength provides long-term resiliency and differentiated flexibility to support our business

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Q1 FY 2021 key achievements

We are forcing the pace of innovation	We have a durable business and financial model	We are committed to our people and communities
▪ WaveLogic 5 Extreme (WL5e) added 14 customers bringing our total design wins to 79 ▪ Blue Planet surpassed 200 total customers for our automation software and services portfolio ▪ Secured the first Private 5G network win for our Routing and Switching portfolio	▪ Despite headwinds from COVID-19 our profitability has remained strong • Adj. operating margin* was 14.6% ▪ Our balance sheet represents a competitive advantage • Ended the quarter with over $1.3B in cash and investments • Leverage remains below our target level	• Launched Digital Inclusion Commitment initiative with a goal to provide opportunities for 100,000 underserved students in our global communities • Announced innovative programs with customers to promote our digital inclusion mission • Supporting our employees through empowering programs, a focus on wellbeing and commitment to diversity, inclusion and belonging

In this challenging period we continued to force the pace of innovation and demonstrate resilience while focusing on kindness to others

** A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation.*

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5Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Market context

6Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Several mega trends and the innovations that will enable them Fiber Deep (Cable/MSO) Cloud Data Center Mobility & 5G IoT & Connected Objects

Market leadership

OMDIA

#1 GLOBALLY
- DATA CENTER INTERCONNECT
- DATA CENTER INTERCONNECT FOR ICP/CNPs
- PURPOSE-BUILT/COMPACT MODULAR DCI
- OPTICAL NETWORKING FOR ICP/CNPs
- OPTICAL NETWORK HARDWARE VENDOR SCORECARD
- OPTICAL EQUIPMENT VENDOR LEADERSHIP SP SURVEY
- SLTE WDM

#1 N. AMERICA
- TOTAL OPTICAL NETWORKING
- DATA CENTER INTERCONNECT
- TOTAL WDM
- LH WDM
- METRO WDM
- SLTE WDM
- ACCESS SWITCHING

#2 GLOBALLY
- TOTAL WDM
- ACCESS SWITCHING

Optical Networks Report, 4Q20
Data Center Interconnect Market Share Report, 4Q20
Optical Network HW Vendor Scorecard, Jun 2020
Optical Equipment Vendor Leadership Global Service Provider Survey, Dec 2019
Service Provider Access Switching Report, 4Q20

Cignal AI Active Insight

#1 GLOBALLY
- PURPOSE-BUILT/COMPACT MODULAR DCI
- CLOUD & COLO

#1 N. AMERICA
- TOTAL OPTICAL NETWORKING
- PURPOSE-BUILT/COMPACT MODULAR DCI
- TOTAL WDM
- LH WDM
- METRO WDM
- SLTE WDM

#2 GLOBALLY
- TOTAL OPTICAL NETWORKING
- SLTE WDM

Optical Transport Hardware Report, 4Q20
Transport Customer Markets Report, 3Q20
Transport Applications Report, 3Q20

DELL'ORO GROUP

#1 GLOBALLY
- DATA CENTER INTERCONNECT
- DATA CENTER INTERCONNECT FOR ICPs
- PURPOSE-BUILT/COMPACT MODULAR DCI

#1 N. AMERICA
- TOTAL OPTICAL NETWORKING
- DATA CENTER INTERCONNECT
- PACKET OPTICAL
- TOTAL WDM
- LH WDM
- METRO WDM

#2 GLOBALLY
- TOTAL OPTICAL NETWORKING
- TOTAL WDM
- LH WDM

Optical Transport Report, 4Q20

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8Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Ciena’s Adaptive Network vision and portfolio

9Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Technical and professional services that help customers build, operate, and optimize their networks Predictive analytics and machine learning based on both big data and small data Dynamic pool of virtual and physical network resources; instrumented, open, scalable, and secure Federated inventory, open domain control, and multi-layer orchestration Our vision for a new network end-state How it works

10Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Our portfolio Enabling the Adaptive Network™ CIENA SERVICES A consultative approach to build, operate, and continually improve customers’ networks to accelerate their unique journey to the Adaptive Network. We bring experienced technical personnel, best practices, and processes —along with the most effective tools for handling network complexities to work alongside customers every step of the way. ANALYTICS AND INTELLIGENCE Ciena and Blue Planet® Unified Assurance and Analytics: Open suite of software products that unifies multi-layer, multi- domain assurance, with AI-powered analytics to provide strategic insights to transform and simplify business, IT, and network operations. MCP Advanced Apps: Applications designed to enhance operations and simplify user experience for optimization of multi-layer network performance, featuring Liquid Spectrum™ for increased optical network capacity and service availability, and Adaptive IP™ Apps for advanced real-time visualization and analysis of IP networks. PROGRAMMABLE INFRASTRUCTURE Converged Packet-Optical Networking: Software-programmable platforms, featuring Ciena’s award-winning WaveLogic™ Photonics with optional agnostic packet/OTN switching, designed to maximize scale, flexibility, and open networking. Optimizes network performance across applications from metro to submarine, and is the dominant portfolio used globally for Data Center Interconnect. Routing and Switching: Purpose-built routing, switching, and x86 VNF hosting platforms—using a common Service-Aware Operating System (SAOS)—provide the building blocks for low-touch, high-velocity IP, Segment Routing, Ethernet, MPLS, and 10G PON in access to metro networks. SOFTWARE CONTROL AND AUTOMATION Blue Planet® multi-domain orchestration, federated inventory, and service order management solutions support the broadest range of closed-loop automation use cases across multi-layer, multi-vendor networks. Ciena’s Manage, Control and Plan (MCP) domain controller provides intelligent, data-driven software-defined programmability to lifecycle operations of Ciena networks.

11Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Q1 FY 2021 results

Q1 FY 2021 key highlights

Achieving balanced growth

- Non-telco represented 39% of total revenue
  - Direct web-scale increased 25% YoY, representing over 20% of total revenue
- EMEA revenue increased 20% YoY, representing nearly 21% of total revenue
- Blue Planet revenue increased 10% YoY, reaching over $16M

Driving the pace of innovation

- GAAP R&D investment was over 17% of total revenue
- 627 100G+ total customers, which includes 39 new wins on WaveLogic Ai and 14 new wins on WaveLogic 5 Extreme
- WL5e has now shipped to over 75 customers, all of whom are actively deploying the technology in their networks

Prioritizing long term shareholder value

- One year total shareholder return of 29%*
- Adjusted operating margin improved by 150bps YoY
- Repurchased approximately 252,000 shares as part of our equity repurchase program

** 3/3/2020 to 3/2/2021, S&P Capital IQ*

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13Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Q1 FY 2021 comparisons (year-over-year) * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. $832.9 $757.1 Q1 FY 2020 Q1 FY 2021 Revenue (in millions) 45.1% 48.0% Q1 FY 2020 Q1 FY 2021 Adj. Gross Margin* 13.1% 14.6% Q1 FY 2020 Q1 FY 2021 Adj. Operating Margin* $266.4 $253.0 Q1 FY 2020 Q1 FY 2021 Adj. OpEx* (in millions) $135.3 $133.8 Q1 FY 2020 Q1 FY 2021 Adj. EBITDA* (in millions) $0.52 $0.52 Q1 FY 2020 Q1 FY 2021 Adj. EPS*

14Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Q1 FY 2021 comparative operating metrics Cash and Investments Cash Flow from (used in) Operations DSO Q1 FY 2021 Inventory Turns Q1 FY 2020 $1.3B $(7)M 93 3.2 $1.0B $40M 80 4.5 Gross Leverage 1.1x 1.3x Net Cash (Debt) $531M $(198)M

15Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Revenue by segment (Amounts in millions) Q1 FY 2021 Q1 FY 2020 Revenue %** Revenue %** Networking Platforms Converged Packet Optical 512.3 67.7 591.5 71.0 Routing and Switching 64.3 8.5 67.5 8.1 Total Networking Platforms 576.6 76.2 659.0 79.1 Platform Software and Services 49.9 6.6 51.9 6.2 Blue Planet Automation Software and Services 16.9 2.2 15.5 1.9 Global Services Maintenance Support and Training 67.6 8.9 61.8 7.4 Installation and Deployment 39.6 5.2 34.9 4.2 Consulting and Network Design 6.5 0.9 9.8 1.2 Total Global Services 113.7 15.0 106.5 12.8 Total $757.1 100.0% $832.9 100.0% * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. ** Denotes % of total revenue 13.1% 17.9% 22.4% 15.8% 14.6% 45.1% 46.9% 48.2% 49.5% 48.0% Networking Platforms BP Automation Software and Services Platform Software and Services Global Services Adj. Operating Margin* Adj. Gross Margin* Q1 FY 2020 Q2 FY 2020 Q3 FY 2020 Q4 FY 2020 Q1 FY 2021 0.0 200.0 400.0 600.0 800.0 1,000.0 —% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% 55.0%

16Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Continued revenue strength derived from non-telco customers* *represents 39.0% of total revenue in Q1 FY 2021 Q1 FY 2021 20.4% 6.5% 12.1% Direct Webscale Cable Gov't, R&E, Enterprise 15% 24% 25% 22% 20% 9% 10% 9% 5% 7% 11% 9% 9% 12% 12% Direct Webscale Cable Gov't, R&E, & Enterprise Q1 FY 2020 Q2 FY 2020 Q3 FY 2020 Q4 FY 2020 Q1 FY 2021 —% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50%

17Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Revenue by geographic region Q1 FY 2021 65.6% 20.5% 13.9% Americas Europe, Middle East and Africa Asia Pacific (in m ill io ns ) Americas Europe, Middle East and Africa Asia Pacific Q1 FY 2020 Q2 FY 2020 Q3 FY 2020 Q4 FY 2020 Q1 FY 2021 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 $700.0 $800.0 $900.0 $1,000.0 11% 10% 17% 14% 15% 16% 17% 19% 20% 69% 73% 73% 64% 66% 16%

18Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Source: Company filings Industry Average: ACIA, ADTN, ADVA, CSCO, INFN1, JNPR and NOKIA Networks segment Delivering consistent financial performance a. INFN represents INFN+Coriant from the time the acquisition closed

19Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Q1 FY 2021 appendix

20Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Q1 FY 2021 Q4 FY 2020 Q3 FY 2020 Q2 FY 2020 Q1 FY 2020 GAAP gross profit $357,891 $404,349 $464,681 $413,326 $370,535 Share-based compensation-products 953 724 960 827 671 Share-based compensation-services 1,205 968 1,007 1,036 842 Amortization of intangible assets 3,732 3,732 3,834 3,835 3,834 Total adjustments related to gross profit 5,890 5,424 5,801 5,698 5,347 Adjusted (non-GAAP) gross profit $363,781 $409,773 $470,482 $419,024 $375,882 Adjusted (non-GAAP) gross profit percentage 48.0% 49.5% 48.2% 46.9% 45.1 % Gross Profit Reconciliation (Amounts in thousands)

Operating Expense Reconciliation (Amounts in thousands)

	Q1 FY 2021	Q4 FY 2020	Q3 FY 2020	Q2 FY 2020	Q1 FY 2020
GAAP operating expense	$282,096	$310,866	$276,645	$285,838	$292,578
Share-based compensation-research and development	4,794	4,030	4,286	4,822	3,849
Share-based compensation-sales and marketing	5,816	5,137	5,180	5,264	4,613
Share-based compensation-general and administrative	6,358	5,982	5,940	5,975	5,527
Amortization of intangible assets	5,910	5,851	5,840	5,839	5,853
Significant asset impairments and restructuring costs	5,867	7,854	6,515	3,811	4,472
Acquisition and integration costs (recoveries)	307	3,127	(2,329)	1,414	1,819
Total adjustments related to operating expense	29,052	31,981	25,432	27,125	26,133
Adjusted (non-GAAP) operating expense	**$253,044**	**$278,885**	**$251,213**	**$258,713**	**$266,445**

Income from Operations Reconciliation (Amounts in thousands)

	Q1 FY 2021	Q4 FY 2020	Q3 FY 2020	Q2 FY 2020	Q1 FY 2020
GAAP income from operations	$75,795	$93,483	$188,036	$127,488	$77,957
Total adjustments related to gross profit	5,890	5,424	5,801	5,698	5,347
Total adjustments related to operating expense	29,052	31,981	25,432	27,125	26,133
Total adjustments related to income from operations	34,942	37,405	31,233	32,823	31,480
Adjusted (non-GAAP) income from operations	**$110,737**	**$130,888**	**$219,269**	**$160,311**	**$109,437**
Adjusted (non-GAAP) operating margin percentage	**14.6 %**	**15.8 %**	**22.4 %**	**17.9 %**	**13.1 %**

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Net Income Reconciliation
(Amounts in thousands)

	Q1 FY 2021	Q4 FY 2020	Q3 FY 2020	Q2 FY 2020	Q1 FY 2020
GAAP net income	$55,348	$65,041	$142,267	$91,655	$62,328
Exclude GAAP provision for income taxes	11,966	20,798	38,750	25,308	9,814
Income before income taxes	67,314	85,839	181,017	116,963	72,142
Total adjustments related to income from operations	34,942	37,405	31,233	32,823	31,480
Unrealized gain on equity investment	—	(2,681)	—	—	—
Loss on extinguishment and modification of debt	—	—	—	—	646
Adjusted income before income taxes	102,256	120,563	212,250	149,786	104,268
Non-GAAP tax provision on adjusted income before income taxes	20,962	26,042	45,846	32,354	22,522
Adjusted (non-GAAP) net income	**$81,294**	**$94,521**	**$166,404**	**$117,432**	**$81,746**
Weighted average basic common shares outstanding	155,174	154,706	154,184	153,858	154,334
Weighted average diluted potential common shares outstanding[(1)]	156,583	156,563	156,318	155,141	155,738

Net Income per Common Share

	Q1 FY 2021	Q4 FY 2020	Q3 FY 2020	Q2 FY 2020	Q1 FY 2020
GAAP diluted net income per potential common share	$ 0.35	$ 0.42	$ 0.91	$ 0.59	$ 0.40
Adjusted (non-GAAP) diluted net income per potential common share	**$ 0.52**	**$ 0.60**	**$ 1.06**	**$ 0.76**	**$ 0.52**

1. Weighted average diluted potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the first quarter of fiscal 2021 includes 1.4 million shares underlying certain stock option and stock unit awards.

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23Copyright © Ciena Corporation 2021. All rights reserved. Confidential & Proprietary. Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) Q1 FY 2021 Q4 FY 2020 Q3 FY 2020 Q2 FY 2020 Q1 FY 2020 Net income (GAAP) $55,348 $65,041 $142,267 $91,655 $62,328 Add: Interest expense 7,360 7,395 7,251 7,860 8,815 Less: Interest and other income (loss), net (1,121) (249) 232 (2,665) 3,646 Add: Loss on extinguishment and modification of debt — — — — 646 Add: Provision for income taxes 11,966 20,798 38,750 25,308 9,814 Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements 23,188 23,538 21,989 22,599 25,782 Add: Amortization of intangible assets 9,642 9,584 9,674 9,674 9,687 EBITDA $108,625 $126,605 $219,699 $159,761 $113,426 Add: Share-based compensation cost 18,964 16,920 17,259 17,977 15,602 Add: Significant asset impairments and restructuring costs 5,867 7,854 6,515 3,811 4,472 Add: Acquisition and integration costs (recoveries) 307 3,127 (2,329) 1,414 1,819 Adjusted EBITDA $133,763 $154,506 $241,144 $182,963 $135,319 Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) (Amounts in thousands)